UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )            March 27, 2008

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street,
Suite 250,
Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Directors

On March 31, 2008, Thomas F. Gilbane, Jr., Robert A. Kennedy and Michael R. Tuttle were appointed to the board of directors (the “Board”) of FairPoint Communications, Inc. (the “Company”) by the Company’s existing directors.  Mr. Gilbane, Mr. Kennedy and Mr. Tuttle were selected by Verizon Communications Inc. (“Verizon”) as three of its designees to the Company’s Board pursuant to the Agreement and Plan of Merger, dated as of January 15, 2007, by and among the Company, Verizon and Northern New England Spinco Inc. (“Spinco”), as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of April 20, 2007, Amendment No. 2 to Agreement and Plan of Merger, dated as of June 28, 2007, Amendment No. 3 to Agreement and Plan of Merger, dated as of July 3, 2007, Amendment No. 4 to Agreement and Plan of Merger, dated as of November 16, 2007, and Amendment No. 5 to Agreement and Plan of Merger, dated as of February 25, 2008, in each case, by and among the Company, Verizon and Spinco.  In addition, Mr. Gilbane was appointed to serve on the Compensation Committee (the “Compensation Committee”) of the Board, Mr. Kennedy was appointed to serve on the Audit Committee of the Board and Mr. Tuttle was appointed to serve on the Corporate Governance Committee of the Board. Mr. Gilbane, Mr. Kennedy and Mr. Tuttle will be distributed evenly among three classes of directors.  Mr. Gilbane will be considered a Class III director (whose term expires at the annual meeting of the Company’s stockholders in 2008), Mr. Tuttle will be considered a Class II director (whose term expires at the annual meeting of the Company’s stockholders in 2010) and Mr. Kennedy will be considered a Class I director (whose term expires at the annual meeting of the Company’s stockholders in 2009).

Thomas F. Gilbane Jr., age 60, has served as the Chairman and Chief Executive Officer of Gilbane Building Company, one of the nation’s largest general contractors and construction managers, since January 2004. Mr. Gilbane also currently serves as the Vice President of Gilbane Inc., the parent company of Gilbane Building Company and Gilbane Development Company. Prior to his assuming his current role, Mr. Gilbane served as President and Chief Operating Officer of Gilbane Building Company from 1997 to January 2004.  The Company hired the Gilbane Building Company to construct a new data center in Manchester, New Hampshire. Gilbane Building Company was hired by the Company prior to Mr. Gilbane’s designation by Verizon. The Company paid Gilbane Building Company fees of $0.1 million in the year ended December 31, 2007 and expects to pay Gilbane Building Company fees of $3.5 million in the year ending December 31, 2008.

Robert A. Kennedy, age 61, has served as the President of the University of Maine, Orono, since April 2005. Prior to his current responsibilities, Mr. Kennedy served as the Interim President of the University of Maine, Orono, from August 2004 to April 2005. From August 2000 until August 2004, Mr. Kennedy served as Executive Vice President and Provost of the University of Maine, Orono.

Michael R. Tuttle, age 51, has served as the President and Chief Executive Officer of Merchants Bank, a commercial bank with headquarters in Burlington, Vermont, since January 2006. Prior to assuming his current responsibilities, Mr. Tuttle served as Chief Operating Officer and Senior Lender of Merchants Bank from 1997 through 2005. He is also a Director of Merchants Bancshares.

Amended and Restated Employment Agreement with Chairman and Chief Executive Officer

On April 1, 2008, the Company entered into an amended and restated employment agreement (the “Employment Agreement”) with Eugene B. Johnson (“Mr. Johnson”), its Chairman and Chief Executive Officer.  The Employment Agreement provides for the continued employment of Mr. Johnson through December 31, 2009, unless terminated earlier in accordance the terms of the Employment Agreement (the “Employment Period”).  The Employment Agreement provides that Mr. Johnson will receive a base salary at an annual rate of $600,000 (the “Annual Base Salary”).  In addition, Mr. Johnson will be eligible for a bonus each year during the term of the Employment Agreement of up to 200% of his Annual Base Salary, which bonus will be based on objective bonus arrangements set and documented by the Compensation Committee.  The Employment Agreement further provides for a target award of 245,000 performance units (“Performance Units”) under the Company’s 2008 Long Term Incentive Plan (the “2008 Plan”) subject to approval of the 2008 Plan by the Company’s stockholders.  If the 2008 Plan is not approved by the Company’s stockholders, the Company will pay Mr. Johnson cash in satisfaction of the Performance Units.  The Employment Agreement provides that during the term of Mr. Johnson’s employment with the Company, including any continued employment after the Employment Period, and for a period of one year thereafter Mr. Johnson is restricted from competing with the Company in certain prohibited territories.

                The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement which is being furnished by being attached hereto as Exhibit 10.1 and is incorporated herein by reference.

                Further descriptions of the 2008 Plan and the Performance Units awarded to Mr. Johnson are set forth below.

2008 Plan

                On March 27, 2008, the Board approved the 2008 Plan subject to the approval of the Company’s stockholders. The 2008 Plan provides for the awards of options to purchase shares of the Company’s common stock, stock appreciation rights, restricted stock awards and performance awards to key employees or directors of the Company and its subsidiaries.  The Compensation Committee will administer the 2008 Plan and will have the authority, within the limitations imposed by the 2008 Plan, to grant stock options, stock appreciation rights, restricted stock and performance awards to such individuals and upon such terms as the Compensation Committee considers appropriate.  The Board has reserved a total of 9,500,000 shares of common stock for issuance under the 2008 Plan pursuant to the exercise or settlement of awards thereunder.  The 2008 Plan will be submitted for approval by the Company’s stockholders at the 2008 annual meeting of stockholders.

                In addition, on March 27, 2008, the Board approved the award of Performance Units to key employees of the Company as described below.  If stockholder approval of the 2008 Plan is obtained, the awards under the Interim Plan will be converted into awards of Performance Units under the 2008 Plan, and one share of the Company’s common stock will be delivered to each Performance Unit holder for each earned Performance Unit.  If the Company’s stockholders do not approve the 2008 Plan, the Interim Plan provides that the Company will pay to each Performance Unit holder an amount in cash equal to the fair market value of the shares of the Company’s common stock that would have been delivered to the holder if stockholder approval of the 2008 Plan had been obtained.

Awards of Performance Units to the Chairman and Chief Executive Officer and Other Key Employees

On March 27, 2008, the Board approved a recommendation by the Compensation Committee to award a target of 245,000 Performance Units to Mr. Johnson for the performance period beginning April 1, 2008 and ending December 31, 2009.  On April 1, 2008, the Company entered into a Performance Unit Award Agreement (the “Award Agreement”) with Mr. Johnson evidencing such award.  The actual number of Performance Units earned by Mr. Johnson will be based on the following table and the “value” of the Company’s common stock as of December 31, 2009:

Value of the Company’s Common Stock as of December 31, 2009	Number of Performance Units Earned
Less than $19.94	0
$19.94	136,111
$21.94	245,000
$23.94	334,100
$25.94 or higher	408,333

The number of Performance Units earned for a value between any of the amounts set forth in the table above will be determined by linear interpolation.  For these purposes, “value” means the sum of (i) the average of the closing prices for shares of the Company’s common stock during the 30 day trading period ending December 31, 2009 and (ii) all cash dividends paid by the Company with respect to a share of its common stock during the period from April 1, 2008 through December 31, 2009.

                If Mr. Johnson’s employment with the Company terminates prior to December 31, 2009 for any reason other than termination by the Company without cause or his death or disability, he will forfeit the Performance Units.  If the Company terminates Mr. Johnson’s employment without cause prior to December 31, 2009, the Performance Units will remain outstanding and be earned as if his employment with the Company had continued through December 31, 2009.  If Mr. Johnson’s employment with the Company terminates prior to December 31, 2009 due to his death or disability, he will be deemed to have earned all 245,000 of the target Performance Units awarded to him.

                In the event a change in control of the Company occurs prior to December 31, 2009, the number of Performance Units earned by Mr. Johnson will be based on the value of the Company’s common stock immediately prior to the change in control and all cash dividends paid by the Company with respect to a share of its common stock during the period April 1, 2008 through the change in control.

                The foregoing summary of the Award Agreement is qualified in its entirety by reference to the Award Agreement which is being furnished by being attached hereto as Exhibit 10.2 and is incorporated herein by reference.

The Board also approved at its meeting on March 27, 2008 a recommendation by the Compensation Committee to authorize the Chief Executive Officer to award Performance Units to certain key employees within certain guidelines approved by the Board.  The guidelines permit the Chief Executive to award Performance Units for the 2008 fiscal year performance and for performance during the period beginning April 1, 2008 and ending December 31, 2009.

Each performance unit award for the 2008 fiscal year performance will entitle the holder to earn Performance Units having a value equal to three times the 2008 bonus earned by the holder under the FairPoint Communications, Inc. Annual Incentive Plan.

Each Performance Unit award for performance during the April 1, 2008 through December 31, 2009 period will provide a target Performance Unit award equal to a percentage of the holder’s base salary.  The target percentages are 100% for Executive Vice Presidents and more senior employees, 50% for Senior Vice Presidents and 25% for Vice Presidents.  The actual number of Performance Units earned will be based on the following table and the value of the Company’s common stock (as defined above) as of December 31, 2009:

Value of the Company’s Common Stock as of December 31, 2009	Percentage of Target Performance Units Earned
Less than $19.94	0%
$19.94	40%
$21.94	100%
$23.94	150%
$25.94 or higher	200%

The percentage earned for a value between any of the amounts set forth in the table above will be determined by linear interpolation.

If a holder’s employment with the Company terminates prior to the end of the applicable performance period for any reason other than termination by the Company without cause or the holder’s death or disability, the holder will forfeit the Performance Units.  If the Company terminates the holder’s employment without cause prior to the end of the performance period, the Performance Units will remain outstanding and be earned as if his or her employment with the Company had continued through the end of the performance period. If the holder’s employment with the Company terminates prior to the end of the performance period due to his or her death or disability, or a change in control of the Company occurs prior to the end of the performance period, the holder will be deemed to have earned 100% of the target Performance Units awarded to him or her.

Item 9.01               Financial Statements and Exhibits.

                (d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated April 1, 2008, between Mr. Johnson and the Company

10.2	Performance Unit Award Agreement, dated April 1, 2008, between Mr. Johnson and the Company

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ John P. Crowley
	Name:	John P. Crowley
	Title:	Executive Vice President and Chief
Financial Officer

Date: April 1, 2008